UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 8, 2018

CannaPowder, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-26027

Nevada	20-3353835
(State of Jurisdiction or incorporation or organization	(I.R.S. Employer Identification No.)

20 Raoul Wallenberg Street, Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

20-3353835

(I.R.S. Employer

Identification No.)

6971916

(ZIP Code)

Registrant’s Telephone Number, Including Area Code: +(972) 54-222-9702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On October 8, 2018, Canna Powder Ltd, a wholly-owned Israeli subsidiary of CannaPowder, Inc., a Nevada corporation (the “Company” or the “Registrant”), entered into Binding Memorandum of Understanding (the “MOU”) with UNV Medicine Ltd, a public company organized under the laws of Israel (“UNV”) with ordinary shares (the “UNV Shares”) listed on the Tel Aviv Stock Exchange (“TASE”) under the trading symbol: “UNVO: TA”. A copy of the MOU is filed herewith as Exhibit 10.4.

Pursuant to the MOU, Canna Powder Ltd (“Canna Israel”) shall invest 1 million NIS (approximately $272,125) in UNV (the “Canna Israel Investment”) in consideration for the issuance to Canna Israel of 200,000 UNV Shares, at a price of 500 Israeli Agorot, equal to 5 NIS or approximately $1.36 per UNV Share. In addition, Canna Israel shall be granted an option (the “Option”) exercisable for a period of three (3) years to purchase 200,000 additional UNV Shares at an exercise price of 800 Agorot, equal to 8 NIS or approximately $2.18 per UNV Share. The Canna Israel Investment is subject to the TASE approval of listing the UNV Shares and shares underlying the Option, which approval is defined in the MOU as the “Effective Date.”

Subject to receipt of all applicable regulatory required under Israeli law and within ninety (90) days from the date of the Effective Date, UNV shall be obligated to finance and purchase a line of production equipment (the “Equipment”) to be used for the production of the Canna Products, as defined in the MOU, based on the specifications that will be transferred to UNV by Canna Israel, with a total equipment value that does not exceed $150,000. While UNV will have the right to use the Equipment, Canna Israel shall have the right of first use of the Equipment, which will always be available in a timely manner at the request of Canna Israel (as defined in the MOU) for the manufacture of the Canna Products. The parties agreed that if the price of the Equipment exceeds $150,000, Canna Israel shall pay UNV such excess. The MOU Further provides, among other things, that Canna Israel will grant UNV the exclusive right to distribute the Canna Products in Israel for a period of five (5) years from the latter of: (i) the Effective Date; or (ii) completion of the transactions which are the subject of this MOU, in consideration for which UNV will provide Canna Israel with ongoing laboratory, consulting and support services for the same period of five (5) years and at a value of such services of $150,000.

Item 9.01 Financial Statements and Exhibits.

(a) The following document is filed as an exhibit to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.4	Memorandum of Understanding dated October 8, 2018 between Canna Powder Ltd., a subsidiary of the Registrant, and UNV Medicine Ltd., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/: Liron Carmel
Name:	Liron Carmel
Title:	Chief Executive Officer

Dated	November 14, 2018